RECORDING REQUESTED BY                     )
AND WHEN RECORDED MAIL TO:                 )
Bank of America National                   )
Trust and Savings Association              )
California Real Estate                     )
Specialty Unit No. 16617                   )
50 California Street, 12th Floor           )
San Francisco, CA 94111                    )
Attn: Kelly Dean                           )
Loan No:  3029857                          )
                                           )  Space above for Recorder's Use
--------------------------------------------------------------------------------

DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING
                                     (CALIFORNIA)

/  /     IF THIS BOX IS CHECKED, THIS DOCUMENT IS A CONSTRUCTION DEED OF TRUST
SECURING A CONSTRUCTION LOAN.

         The parties to this Deed of Trust With Assignment of Rents, Security Agreement and Fixture Filing (this "Deed of Trust"), made as of August 7, 1997, are OAKLEY, INC., a Washington corporation as trustor ("Trustor"), EQUITABLE DEED COMPANY, a California corporation, as trustee ("Trustee"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as beneficiary and secured party ("Beneficiary"). Trustee is a subsidiary of Beneficiary.

         Capitalized terms used in this Deed of Trust without definition have the meanings given them in the Loan Agreement referred to in Section 1.2(c) hereof.


I.       GRANT IN TRUST AND SECURED OBLIGATIONS.

1.1 GRANT IN TRUST. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2, Trustor hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, together with the Personalty (as hereinafter defined) being hereinafter collectively referred to as the "Property"):

         (a) the real property located in the County of Orange, State of California, as described in EXHIBIT A attached hereto (the "Land"), together with all existing and future easements and rights affording access to the Land; and

         (b) all buildings, structures and improvements now located or later to be constructed on the Land (the "Improvements"); and

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

         (c) all existing and future appurtenances, privileges, rights, easements, and tenements of the Land, including all minerals, oil, gas, other hydrocarbons and any other commercially valuable substances which may be in, under or produced from any part of the Land, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant), and any land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements; and

         (d) all rents, income, revenues, issues and profits of or from the Land or the Improvements; and

         (e)       all Fixtures (as that term is hereinafter defined); and

         (f) all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, the Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, the Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; and

         (g) all additions and accretions to, substitutions and replacements for, and changes in, any of the property described above.


1.2 SECURED OBLIGATIONS. Trustor makes the grant, conveyance, transfer and assignment set forth in Section 1.1, makes the irrevocable and absolute assignment set forth in Article II, and grants the security interest set forth in Article III, all for the purpose of securing the following obligations in any order of priority that Beneficiary may choose (collectively, the "Secured Obligations;" individually, a "Secured Obligation"):

         (a) payment of all obligations at any time owing under a promissory note (the "Note") dated as of even date herewith, payable by Trustor as maker in the stated principal amount of TWENTY TWO MILLION SEVEN HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($22,780,000.00) to the order of Beneficiary; and

         (b) payment and performance of all obligations of Trustor under this Deed of Trust; and

         (c) payment and performance of all obligations of Trustor under a construction, standing, or other loan agreement executed as of even date herewith, by Trustor as "Borrower" and Beneficiary as "Bank" (the "Loan Agreement") and under any "Loan Documents" as defined in the Loan Agreement; provided that this Deed of Trust does not secure any provision in any Loan Document that is expressly stated to be unsecured; and

         (d) payment and performance of all future advances and other obligations that Trustor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties' agreement that the advance or obligation be secured by this Deed of Trust; and

         (e) payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

         All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. These terms include any provisions in the Note or the Loan Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.


2.       ASSIGNMENT OF LESSOR'S INTEREST IN LEASES AND ASSIGNMENT OF RENTS.

2.1 ABSOLUTE ASSIGNMENT. Trustor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary:

         (a) all of Trustor's right, title and interest in, to and under any and all leases, licenses and other agreements of any kind relating to the use or occupancy of all or any portion of the Property, whether now in effect or entered into in the future (collectively, the "Leases," individually, a "Lease"), including (i) all guarantees of and security for lessees' performance under any and all Leases, and (ii) all amendments, extensions, renewals or modifications to any Leases; and

         (b) all rents (and payments in lieu of rents), income, profit, payments and revenue at any time payable under any and all Leases, any and all security deposits received or to be received by Trustor pursuant to any and all Leases, and all rights and benefits accrued or to accrue to Trustor under any and all Leases (collectively "Rents").

         THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY.

2.2 GRANT OF LICENSE. Beneficiary hereby confers upon Trustor a license (the "License") to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 7.1, shall exist and be continuing. If an Event of Default has occurred and is continuing,



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Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate the License without notice to or demand upon Trustor, and without regard to the adequacy of Beneficiary's security under this Deed of Trust.

2.3 COLLECTION AND APPLICATION OF RENTS. Subject to the License granted to Trustor under Section 2.2, Beneficiary has the right, power and authority to collect any and all Rents. Trustor hereby appoints Beneficiary its attorney-in-fact to perform any and all of the following acts, if and at the times when Beneficiary in its sole discretion may so choose:

         (a)       demand, receive and enforce payment of any and all Rents; or

         (b) give receipts, releases and satisfactions for any and all Rents; or

         (c) sue either in the name of Trustor or in the name of Beneficiary for any and all Rents.

         Beneficiary's right to the Rents does not depend on whether or not Beneficiary takes possession of the Property as permitted under Section 7.2(c). In Beneficiary's sole discretion, it may choose to collect Rents either with or without taking possession of the Property. If an Event of Default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Deed of Trust, Beneficiary, Trustee and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law or in equity, including the right to exercise the power of sale granted under Section
1.1 and Section 7.2(g).

2.4 NOTICE. All lessees under any and all Leases are hereby irrevocably authorized and notified by Trustor to rely upon and to comply with (and are fully protected in so doing) any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of lessees' undertakings under the Leases, and lessees shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing hereunder.

2.5 PROCEEDS. Beneficiary has the right to apply all amounts received by it pursuant to this assignment to pay any of the following in such amounts and in such order as Beneficiary deems appropriate: (a) any and all Secured Obligations, together with all costs and attorneys' fees; (b) all expenses of leasing, operating, maintaining and managing the Property, including without limitation, the salaries, fees, commissions and wages of a managing agent and such other employees, agents or independent contractors as Beneficiary deems necessary or desirable; (c) all taxes, charges, claims, assessments, any other liens, and premiums for all insurance Beneficiary deems necessary or desirable;
(d) the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property.

2.6 BENEFICIARY NOT RESPONSIBLE. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Land and Improvements, Beneficiary is not and will not be deemed to be:

         (a)       a "mortgagee in possession" for any purpose; or

         (b) responsible for performing any of the obligations of Trustor under any lease; or

         (c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

         (d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.


3.       GRANT OF SECURITY INTEREST.

3.1 GRANT OF SECURITY INTEREST. Trustor grants to Beneficiary a security in, and pledges and assigns to Beneficiary, all of Trustor's right, title and interest now or hereafter acquired in and to all of the following described personal property (collectively, the "Personalty"):

         (a) all tangible personal property of every kind and description, whether now existing or later acquired, including, without limitation, all goods, materials, supplies, tools, books, records, chattels, furniture, fixtures, equipment and machinery, and, without limiting the generality of any of the foregoing classifications, including any and all fire sprinkler, alarm, trash compaction, security, heating ventilation and air conditioning, electrical, plumbing and any other utility, operations or maintenance system and any and all components or units thereof, and in all cases whether attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of, the Land and the Improvements, whether stored on the Land or elsewhere. Notwithstanding the foregoing,(i) any goods, materials, supplies, chattels, furniture, fixtures, equipment or machinery used in connection with Debtor's business and not affixed in any manner on the Property, and (ii) any tools, books, or records used in connection with Debtor's business and not related to the occupancy or operation of all or any part of the Land and the Improvements, are not part of the collateral described herein; and

         (b) all rights to the payment of money, accounts, reserves, deferred payments, refunds, savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Trustor with third parties (including all utility deposits) (provided, however, this Deed of Trust does not create a lien on accounts receivable (other than accounts receivable constituting Rents) arising in the ordinary course of the business conducted by Trustor on the Property), contract rights, money, instruments, documents, chattel paper, architectural and engineering plans, specifications and drawings, and as-built drawings in each case which arise from or relate to the Land, or the Improvements; and

         (c) all rents, income, revenues, issues and profits of or from the Land or the Improvements (provided, however, this Deed of Trust does not create a lien on income, revenue, or accounts receivable arising in the ordinary course of the business conducted by Trustor at the Property); and

         (d) all general intangibles and rights relating to the Property, including, without limitation, all permits, licenses and claims to or demands for the voluntary or involuntary conversion of any of the Land, the Improvements or the other property described above into cash or liquidated claims, proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, the Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; and

         (e) all substitutions, replacements, additions, accessions and proceeds for or to any of the foregoing, and all books, records and files relating to any of the foregoing, including, without limitation, computer readable memory and data and any computer software or hardware reasonably necessary to access and process such memory and data.

3.2 FINANCING STATEMENTS. Trustor must execute one or more financing statements and such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary's security interest in any Personalty. Trustor must pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. In case Trustor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute any such documents on its behalf.

         If any financing statement or other document is filed in the records normally pertaining to personal property, that filing must never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

3.3 POSSESSION AND USE OF COLLATERAL. Except as otherwise provided in this Deed of Trust or the Loan Agreement, so long as no Event of Default exists hereunder, Trustor may possess, use, transfer and dispose of any of the Personalty in the ordinary course of Trustor's business.

3.4 SECURITY AGREEMENT. This Deed of Trust constitutes a security agreement under the California Uniform Commercial Code covering all Personalty.

3.5 Notwithstanding anything to the contrary herein contained, this Deed of Trust does not create a lien on income, revenue or accounts receivable arising in the ordinary course of the business conducted by Trustor located at the Land and Improvements, except to the extent Trustor's business relating to the Land and the Improvements consist of leasing, renting, granting licenses, concessions, or any right or agreements of any kind to use or occupy the Real Property and Improvements, or any portion thereof, or any other activity of like nature related to income generated by use or occupancy of the Land and Improvements. As of the date of this Deed of Trust, Trustor is engaged in the business of manufacture and distribution of sunglasses, optical protective shields for sports headgear and related activities and occupies the Land and Improvements for the conduct of such business.


4.       FIXTURE FILING.

4.1 FIXTURE FILING; DESCRIPTION OF FIXTURES. This Deed of Trust constitutes a fixture filing under Sections 9313 and 9402 of the California Uniform Commercial Code, as amended or recodified from time to time, and covers property which includes goods which are or are to become fixtures on the Property. "Fixtures" include all articles of personal property now or hereafter attached to, placed upon for an indefinite term or used in connection with said real property, appurtenances and improvements, together with all goods and other property which are or at any time become so related to the Property that an interest in them arises under real estate law.


5.       RIGHTS AND DUTIES OF THE PARTIES.

5.1 REPRESENTATIONS AND WARRANTIES. Trustor warrants that, except as previously disclosed to Beneficiary in a writing making reference to this warranty or in the title insurance policy referred to in Section 1.3 of the Loan
Agreement:

         (a) Trustor lawfully possesses and holds fee simple title to all of the Land and the Improvements;

         (b) Trustor has or will have good title to all Property other than the Land and Improvements;

         (c) Trustor has the full and unlimited power, right and authority to encumber the Property;

         (d) this Deed of Trust creates a first and prior lien on the Property;

         (e) the Property includes all property and rights which may be reasonably necessary or desirable to enable Trustor to use, enjoy and operate the Land and the Improvements for the present uses thereof;

         (f) Trustor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no presently effective financing statement affecting such personal property on file in any public office; and

         (g) Trustor's place of business, or its chief executive office, if it has more than one place of business, is located at the address specified in section 8.12.

5.2 PERFORMANCE OF SECURED OBLIGATIONS. Trustor must promptly pay and perform each Secured Obligation in accordance with its terms.

5.3 TAXES AND ASSESSMENTS. Trustor must pay prior to delinquency all taxes, levies, charges and assessments (individually and collectively, an "Imposition"), imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. If any such Imposition becomes delinquent, Beneficiary may require Trustor to present evidence that they have been paid in full, on ten (10) days' written notice by Beneficiary to Trustor. Notwithstanding the foregoing provisions of this Section 5.3, Trustor may, at its expense, contest the validity or application of any Imposition by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, provided that (i) Beneficiary is reasonably satisfied that neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, or lost as a result of such contest, and (ii) Trustor shall have posted a bond or furnished such other security as may be reasonably required from time to time by Beneficiary.


5.4 LIENS, CHARGES AND ENCUMBRANCES. Trustor must immediately discharge any lien on the Property which Beneficiary has not consented to in writing or which is not referenced in the title insurance policy referred to in Section 1.3 of the Loan Agreement. Trustor must pay when due each obligation secured by or reducible to a lien, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, charge or encumbrance is or would be senior or subordinate to this Deed of Trust. This Section 5.4 is subject to any right granted to Trustor in
Section 2.6 of the Loan Agreement to contest in good faith claims and liens for labor done and materials and services furnished in connection with construction of the Improvements.

5.5      DAMAGES AND INSURANCE AND CONDEMNATION PROCEEDS.

         (a) Trustor hereby absolutely and irrevocably assigns to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments and rights to payment:

                   (i) all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it; and

                   (ii) all other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it; and

                   (iii) all proceeds of any insurance policies payable because of loss sustained to all or part of the Property; and

                   (iv) all interest which may accrue on any of the foregoing.

         (b)       Trustor must immediately notify Beneficiary in writing if:

                   (i) any damage occurs or any injury or loss is sustained in the amount of $100,000.00 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

                   (ii) any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

         If Beneficiary chooses to do so, it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and it may make any compromise or settlement of the action or proceeding. Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Trustor in adjusting any loss covered by insurance.

         (c) All proceeds of these assigned claims, other property and rights which Trustor may receive or be entitled to which exceeds the amount of $100,000.00 or more must be paid to Beneficiary. In each instance, Beneficiary must apply those proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees.

         If, in any instance, each and all of the following conditions are satisfied in Beneficiary's reasonable judgment, Beneficiary must permit Trustor to use the balance of the proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Property in the manner described below:

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


                   (i) the plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Beneficiary; and

                   (ii) Beneficiary must receive evidence satisfactory to it that after repair or reconstruction, the Property would be at least as valuable as it was immediately before the damage or condemnation occurred; and

                   (iii) the Net Claims Proceeds must be sufficient in Beneficiary's determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete; or Trustor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Trustor and found acceptable by Beneficiary, of the total cost of repair or reconstruction; and

                   (iv) Beneficiary must receive evidence satisfactory to it that all leases which it may find acceptable will continue after the repair or reconstruction is complete; and

                   (v) no Event of Default shall have occurred and be continuing.

         (d) If Beneficiary finds that the foregoing conditions are met, Beneficiary must hold the Net Claims Proceeds and any funds which Trustor is required to provide in a noninterest-bearing account and must disburse them to Trustor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Beneficiary that repair or reconstruction has been completed satisfactorily and lien-free. However, if Beneficiary finds that one or more of the conditions are not satisfied, it may apply the Net Claims Proceeds to pay or prepay (without premium) some or all of the Secured Obligations in such order and proportions as it in its sole discretion may choose.

         (e) Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under California Code of Civil Procedure Section 1265.225(a), which provides for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import.

5.6      MAINTENANCE AND PRESERVATION OF PROPERTY.

         (a) Trustor must insure the Property as required by the Loan Agreement and keep the Property in good condition and repair.

         (b) Trustor must not remove or demolish the Improvements, or any part thereof, or alter or add to the Improvements, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Loan Agreement or with Beneficiary's express prior written consent in each instance.

         (c) If all or part of the Property becomes damaged or destroyed, Trustor must promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Beneficiary agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction under Section 5.5.

         (d)       Trustor must not commit or allow any waste of the Property.

         (e) Trustor must perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value and utility.

5.7      RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY.

         (a) From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person:

                   (i) release any person liable for payment of any Secured Obligation;

                   (ii) extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

                   (iii) accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

                   (iv) alter, substitute or release any property securing the Secured Obligations.

         (b) From time to time when requested to do so by Beneficiary in writing, Trustee may perform any of the following acts without incurring any liability or giving notice to any person:

                   (i) consent to the making of any plat or map of the Property or any part of it;

                   (ii) join in granting any easement or creating any restriction affecting the Property;

                   (iii) join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

                   (iv) reconvey the Property or any part of it without any warranty.

5.8 RECONVEYANCE. When all of the Secured Obligations have been paid and performed in full, Beneficiary shall request Trustee in writing to reconvey the Property, and must surrender this Deed of Trust and all notes and instruments evidencing the Secured Obligations to Trustee. When Trustee receives Beneficiary's written request for reconveyance and all fees and other sums owing to it by Trustor under Section 5.9, Trustee must reconvey the Property, or so much of it as is then held under this Deed of Trust, without warranty to the person or persons legally entitled to it. That person or those persons must pay any costs of recordation. In the reconveyance, the grantee may be described as "the person or persons legally entitled thereto," and the recitals of any matters or facts are conclusive proof of their truthfulness. Neither Beneficiary nor Trustee have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

5.9      COMPENSATION, EXCULPATION, INDEMNIFICATION.

         (a) Trustor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary and Trustee when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including Beneficiary's providing a statement of the Secured Obligations or Trustee's rendering of services in connection with a reconveyance. Trustor must also pay or reimburse all of Beneficiary's and Trustee's costs and expenses which may be incurred in rendering any such services. Trustor further agrees to pay or reimburse Beneficiary for all costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this Deed of Trust, including any rights or remedies afforded to Beneficiary or Trustee or both of them under Section 7.2, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including attorneys' fees and other legal costs, costs of any Foreclosure Sale (as defined in Section 7.2(h)) and any cost of evidence of title. If Beneficiary chooses to dispose of Property through more than one Foreclosure Sale, Trustor must pay all costs, expenses or other advances that may be incurred or made by Trustee or Beneficiary in each of those Foreclosure Sales.

         (b) Beneficiary is not directly or indirectly liable to Trustor or any other person as a consequence of any of the following:

                   (i) Beneficiary's exercise of or failure to exercise any rights, remedies or powers granted to it in this Deed of Trust;

                   (ii) Beneficiary's failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or

                   (iii) any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Beneficiary.

                   Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability be asserted against or imposed upon Beneficiary.

         (c) Trustor agrees to indemnify Trustee and Beneficiary against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which either may suffer or incur:

                   (i) in performing any act required or permitted by this Deed of Trust or any of the other Loan Documents or by law;

                   (ii) because of any failure of Trustor to perform any of the Secured Obligations; or

                   (iii) because of any alleged obligation of or undertaking by Beneficiary to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

                   This agreement by Trustor to indemnify Trustee and Beneficiary survives the release and cancellation of any or all of the Secured Obligations and the full or partial release and/or reconveyance of this Deed of Trust.

         (d) Trustor must pay all obligations to pay money arising under this Section 5.9 immediately upon demand by Trustee or Beneficiary. Each such obligation must be added to, and considered to be part of, the principal of the Note, and bears interest from the date the obligation arises at the rate then being applied to the principal balance of the Note.

5.10 DEFENSE AND NOTICE OF CLAIMS AND ACTIONS. At Trustor's sole expense, Trustor must protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee created under it, against all adverse claims. Trustor must give Beneficiary and Trustee prompt notice in writing if any claim is asserted which does or could affect any of these matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11 SUBSTITUTION OF TRUSTEE. From time to time, Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at law, or by a written instrument executed and acknowledged by Beneficiary and recorded in the office(s) of the recorder(s) of the county or counties where the Land and Improvements are situated. Any such instrument is conclusive proof of the proper substitution of the successor Trustee, who will automatically upon recordation of the instrument succeed to all estate, title, rights, powers and duties of the predecessor Trustee, without conveyance from it.

5.12 SUBROGATION. Beneficiary is subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

5.13 SITE VISITS, OBSERVATION AND TESTING. Beneficiary and its agents and representatives have the right to enter and visit the Property at any reasonable time for the purposes of observing it, performing appraisals, taking and removing soil or groundwater samples, and conducting tests on any part of it, as provided in the Loan Agreement.

6.       ACCELERATING TRANSFERS.


6.1 ACCELERATION UPON SALE OR ENCUMBRANCE. Trustor agrees that Trustor shall not, without the prior written consent of Beneficiary (which consent may be withheld in Beneficiary's sole discretion), make or permit, whether voluntarily or involuntarily by operation of law or otherwise, any Accelerating Transfer. Trustor acknowledges that Beneficiary is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Trustor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. Trustor acknowledges the materiality of the provisions of this Section 6.1 as a covenant of Trustor, given individual weight and consideration by Beneficiary in extending the Loan, and that any Accelerating Transfer in violation of the permitted transfer provisions hereinabove provided shall result in a material impairment of Beneficiary's interest in the Property and be deemed a breach of the foregoing covenant.

6.2 ACCELERATING TRANSFERS. "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, pledge, mortgage, lease not expressly permitted under this Deed of Trust or the Loan Agreement, or other transfer of all or any material part of the Property or any interest in it, including any transfer or exercise of any right to drill for or to extract any water (other than for Trustor's own use), oil, gas, or other hydrocarbon substances or any mineral of any kind under the surface of the Property, whether voluntary, involuntary, by operation of law or otherwise. If Trustor is a corporation, "Accelerating Transfer" also means any transfer or transfers of shares possessing, in the aggregate, more than fifty percent (50%) of the voting power or more than fifty percent (50%) of the direct or indirect beneficial ownership of Trustor. If Trustor is a partnership, "Accelerating Transfer" also means withdrawal or removal of any general partner, dissolution of the partnership under California law, or any transfer or transfers of, in the aggregate, more than fifty percent (50%) of the partnership interests. If Trustor is a limited liability company, "Accelerating Transfer" also means withdrawal or removal of any managing member, termination of the limited liability company or any transfer or transfers of, in the aggregate, more than fifty percent (50%) of the voting power or in the aggregate more than fifty percent of the ownership of the economic interest in the Trustor.


7.       EVENTS OF DEFAULT; REMEDIES.

7.1 EVENTS OF DEFAULT. Upon the occurrence of any one or more of the following events, Beneficiary may, by written notice delivered to Trustor, declare Trustor to be in default, and thereupon the same shall constitute an "Event of Default" under this Deed of Trust:

         (a) An Event of Default is declared under the Loan Agreement or any other Loan Document; or

         (b) Trustor fails to perform any obligation to pay money which arises under this Deed of Trust and does not cure that failure within ten (10) days after written notice from Beneficiary or Trustee; or

         (c) Trustor makes or permits the occurrence of an Accelerating Transfer in violation of Section 6.1; or

         (d) Any representation or warranty made or given by Trustor in this Deed of Trust proves to be false or misleading in any material respect; or

         (e) Trustor fails to perform any obligation arising under this Deed of Trust other than as provided in clauses (b) through (d) of Section 7.1, and does not cure that failure within thirty (30) days after written notice from Beneficiary or Trustee, or, if the Default cannot be cured in thirty (30) days, within a reasonable time but not to exceed ninety (90) days after written notice.

7.2 REMEDIES. At any time after and during the continuance of an Event of Default, Beneficiary and Trustee shall be entitled to invoke any and all of the rights and remedies described below. All of such rights and remedies are cumulative, and the exercise of any one or more of them does not constitute an election of remedies.

         (a)       ACCELERATION

         Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately.

         (b)       RECEIVER

         Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

         (c)       ENTRY

         Beneficiary, in person, by agent or by court- appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: taking and possessing all of Trustor's or the then owner's books and records; entering into, enforcing, modifying, or cancelling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying rents; collecting and receiving any payment of money owing to Trustor; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Trustor will assemble all of the Property that has been removed from the Land and make all of it available to Beneficiary at the site of the Land. Regardless of any provision of this Deed of Trust or the Loan Agreement, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Trustor to Beneficiary, unless Beneficiary has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code Section 9505, as it may be amended or recodified from time to time.

         (d)       CURE; PROTECTION OF SECURITY

         Either Beneficiary or Trustee may cure any breach or default of Trustor, and if it chooses to do so in connection with any such cure, Beneficiary or Trustee may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary's or Trustee's sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Loan Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary or Trustee. Beneficiary and Trustee may take any of the actions permitted under this Section
7.2 either with or without giving notice to any person.

         (e)       UNIFORM COMMERCIAL CODE REMEDIES

         Beneficiary may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

         (f)       JUDICIAL ACTION

         Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to obtain specific enforcement of any of the covenants or agreements of this Deed of Trust.

         (g)       POWER OF SALE

         Under this power of sale, Beneficiary has the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

                   (i)     Sales of Personal Property

                           For purposes of this power of sale, Beneficiary may
elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Beneficiary may dispose of any personal property separately from the sale of real property, in any manner permitted by Division 9 of the California Uniform Commercial Code, including any public or private sale, or in any manner permitted by any other applicable law. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation for purposes of Section 2924c of the California Civil Code.

                           In connection with any sale or other disposition of
such Property, Trustor agrees that the following procedures constitute a commercially reasonable sale:

                           Beneficiary must mail written notice of the sale to
Trustor not later than forty-five (45) days prior to such sale. Once per week during the four weeks immediately preceding such sale, Beneficiary must publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Beneficiary must make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding, Beneficiary is under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                   (ii)    Trustee's Sales of Real Property or Mixed Collateral

                           Beneficiary may choose to dispose of some or all of
the Property which consists solely of real property in any manner then permitted by applicable law. In its discretion, Beneficiary may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9501(4) of the California Uniform Commercial Code. Trustor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. For purposes of this power of sale, either a sale of real property alone, or a sale of both real and personal property together in accordance with California Uniform Commercial Code Section 9501(4), will sometimes be referred to as a "Trustee's Sale."

                           Before any Trustee's Sale, Beneficiary or Trustee
must give such notice of default and election to sell as may then be required by law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee must sell the property being sold at a public auction to be held at the time and place specified in the notice of sale. Neither Trustee nor Beneficiary have any obligation to make demand on Trustor before any Trustee's Sale. From time to time in accordance with then applicable law, Trustee may, and in any event at Beneficiary's request must, postpone any Trustee's Sale by public announcement at the time and place noticed for that sale.

                           At any Trustee's Sale, Trustee must sell to the
highest bidder at public auction for cash in lawful money of the United States. Trustee must execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Trustee's Sale, are conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it.

         (h)       Single or Multiple Foreclosure Sales

                   If the Property consists of more than one lot, parcel or item of property, Beneficiary may:

                   (i) designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

                   (ii) elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under the power of sale granted in Section 7.2(g), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

                   If it chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale will terminate or affect the liens of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.


7.3 CREDIT BIDS. At any Foreclosure Sale, any person, including Trustor, Trustee or Beneficiary, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for that property, Beneficiary may settle for the purchase price by crediting the sales price of the property against the following obligations:

         (a) first, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to pay or reimburse Beneficiary or Trustee under Section 5.9; and

         (b) second, all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose.

7.4 APPLICATION OF FORECLOSURE SALE PROCEEDS. Beneficiary and Trustee shall apply the proceeds of any Foreclosure Sale in the following manner:

         (a) first, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to reimburse Beneficiary or Trustee under Section 5.9;

         (b) second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Beneficiary or Trustee under the terms of this Deed of Trust which then remain unpaid;

         (c) third, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

         (d) fourth, to remit the remainder, if any, to the person or persons entitled to it.

7.5 APPLICATION OF RENTS AND OTHER SUMS. Beneficiary must apply any and all Rents collected by it pursuant to the assignment provided in ARTICLE II of this Deed of Trust, and any and all other sums, other than the proceeds of a Foreclosure Sale, received or collected by Beneficiary, in the following manner:

         (a) first, to pay the portion of the Secured Obligations attributable to the costs and expenses of collection of such sums, including reasonable attorneys' fees, that may be incurred by Beneficiary, Trustee and/or any receiver appointed in accordance with this Deed of Trust;

         (b) second, to pay any and all Secured Obligations other than provided in clause (a) above, and any and all expenses of leasing, operating, maintaining and managing the Property and all other costs and charges incident to the Property as provided in Section 2.5 above, and in such order and proportions as Beneficiary in its sole discretion may choose; and

         (c) third, to remit the remainder, if any, to the person or persons entitled thereto.

Beneficiary has no liability for any funds which it does not actually receive.


8.       MISCELLANEOUS PROVISIONS.

8.1 ADDITIONAL PROVISIONS. The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property.

8.2 NO WAIVER OR CURE. Each waiver by Beneficiary or Trustee must be in writing, and no waiver is to be construed as a continuing waiver. No waiver is to be implied from any delay or failure by Beneficiary or Trustee to take action on account of any default of Trustor. Consent by Beneficiary or Trustee to any act or omission by Trustor must not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary's or Trustee's consent to be obtained in any future or other instance.

8.3      POWERS OF BENEFICIARY AND TRUSTEE.

         (a) Trustee has no obligation to perform any act which it is empowered to perform under this Deed of Trust unless it is requested to do so in writing and is reasonably indemnified against loss, cost, liability and expense.

         (b) If either Beneficiary or Trustee performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.7 or Section 7.2(d), that act alone does not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Trustor does not release or change if Beneficiary grants any successor in interest to Trustor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Beneficiary is not required to comply with any demand by the original Trustor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

         (c) Beneficiary may take any of the actions permitted under Sections 7.2(b) and/or 7.2(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

8.4 MERGER. No merger occurs as a result of Beneficiary's acquiring any other estate in or any other lien on the Property unless Beneficiary consents to a merger in writing.

8.5 JOINT AND SEVERAL LIABILITY. If Trustor consists of more than one person, each is jointly and severally liable for the faithful performance of all of Trustor's obligations under this Deed of Trust.

8.6 APPLICABLE LAW. This Deed of Trust is governed by California law. This Deed of Trust may be executed in one or more counterparts, each of which is, for all purposes deemed an original and all such counterparts taken together, constitute one and the same instrument.

8.7 SUCCESSORS IN INTEREST. The terms, covenants and conditions of this Deed of Trust are binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 8.7 does not waive the provisions of Section 6.1.

8.8 INTERPRETATION. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation", and the word "including" means "including, but not limited to". The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as
all obligations to perform acts or satisfy conditions.   No listing of specific
instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. The Exhibits to this Deed of Trust are hereby incorporated in this Deed of Trust. Any capitalized words which are defined in the Loan Agreement are used in this Deed of Trust as so defined.

8.9 IN-HOUSE COUNSEL FEES. Whenever Trustor is obligated to pay or reimburse Beneficiary or Trustee for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

8.10 WAIVER OF MARSHALLING. Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order, including any rights provided by California Civil Code Sections 2899 and 3433, as such Sections may be amended from time to time. Each successor and assign of Trustor, including any holder of a lien subordinate to this Deed of Trust, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

8.11 SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

8.12 NOTICES. Any Trustor whose address is set forth below hereby requests that a copy of notice of default and notice of sale be mailed to it at that address. If any Trustor fails to insert an address, that failure shall constitute a designation of Trustor's last known address as the address for such notice.

Address Where Notices
to Trustor(s)
Are to be Sent:

27801 Icon
Foothill Ranch,  CA  92610-3000

Address Where                          Address Where
Notices to Beneficiary                 Notices to Trustee
Are to be Sent:                        Are to be Sent:


Bank of America National               Equitable Deed Company, #8699
Trust and Savings Association          Commercial Division

P.O. Box 3609                          333 S. Beaudry, 11th Floor
Los Angeles, California 90051          Los Angeles, California 90017 or
                                       P. O. Box 2924, Terminal Annex
                                       Los Angeles, California 90051


IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date first above written.


TRUSTOR:

OAKLEY, INC.,
a Washington corporation




By:
           ------------------------------

Name:
           ------------------------------

Its:
           ------------------------------



By:
           ------------------------------
Name:
          ------------------------------
Its:
          ------------------------------



                        [ALL SIGNATURES MUST BE ACKNOWLEDGED]

         Exhibit A to DEED OF TRUST executed as May 28, 1997, by OAKLEY, INC., a Washington corporation as "Trustor" to Equitable Deed Company as "Trustee" for the benefit of Bank of America National Trust and Savings Association, a national banking association as "Beneficiary."


                               DESCRIPTION OF PROPERTY



         THE FOLLOWING LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, DESCRIBED AS FOLLOWS:

PARCEL 1:

LOT 1 AND LETTERED LOT B OF TRACT NO. 14951, AS SHOWN ON A MAP FILED IN BOOK 713, PAGES 33 TO 43 INCLUSIVE OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL 2:

EASEMENTS AND RIGHTS AS SET FORTH IN THE SECTIONS ENTITLED "EASEMENTS FOR OWNERS", "UTILITIES AND CABLE TELEVISION", "TRAIL SYSTEM EASEMENTS" AND "SURFACE DRAINAGE" OF THE ARTICLE ENTITLED "EASEMENTS AND RIGHTS" AND IN THE SECTION ENTITLED "ENFORCEMENT" OF THE ARTICLE ENTITLED "GENERAL PROVISIONS" OF THE COVENANTS, CONDITIONS AND RESTRICTIONS, RECORDED APRIL 30, 1992 AS INSTRUMENT NO. 92-283832 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM, AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING, AND OPERATING THEREFOR, AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET TO THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED IN THE DEED RECORDED APRIL 3, 1995 AS INSTRUMENT NO. 95-0140323 OF OFFICIAL RECORDS.



A.P.N.:  104-142-99








STREET ADDRESS OF PROPERTY:


27801 Icon, Foothill Ranch, California

State of California                                )
                                                   )
County of                                          )
                                                   )

         On _________________________, 19___ before me, a Notary Public in and for said State, personally appeared__ ________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.



Signature                                                               (Seal)
            ----------------------------------------------